As filed with the Securities and Exchange Commission on February 4, 1994
                                     Registration No. ___________


               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 California Energy Company, Inc.

     (Exact name of registrant as specified in its charter)

          Delaware                                    94-2213782
    (State or other jurisdiction                    (IRS Employer
   of incorporation or organization)             Identification No.)

10831 Old Mill Road, Omaha, NE                           68154
(Address of principal executive offices)               (zip code)


 THE CALIFORNIA ENERGY COMPANY, INC. EXECUTIVE OPTION AGREEMENT
                    (Full title of the Plan)


                       Steven A. McArthur
      Senior Vice President, General Counsel and Secretary
                 CALIFORNIA ENERGY COMPANY, INC.
      10831 Old Mill Road, Omaha, NE 68154, (402) 330-8900
    (Name, address and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                                         Proposed              Proposed
                                         Shares          Maximum                Maximum            Amount of
       Title of each Class of            to be         Offering Price          Aggregate         Registration
     Securties to be Registered       Registered        Per Share(1)       Offering Price(1)          Fee
Common Stock, $0.0675 par value
(including attached Series A Junior     750,000 (3)      $18.8125             $14,109,375            $4,865
Preferred Share Purchase Rights)(2)


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices reported on the New York Stock Exchange on February 2, 1994.
(2) Prior to the occurrence of certain events, the Series A Junior Preferred Share Purchase Rights will not be evidenced separately from shares of the Common Stock. Upon the occurrence of such events, separate Rights certificates will be issued representing one Right for each share of common stock held, subject to adjustment pursuant to antidilution provisions.
(3) The 750,000 shares are to be issued from time to time pursuant to the Registrant's 1994 Employee Stock Purchase Plan (as adopted effective January 1, 1994).

                              PART I

      INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. The documents containing such information will be provided to employees as specified by Rule 428(b)(1)(i).


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

          (a)  The Registrant's Annual Report on Form 10-K (File
No. 1-9874) for the fiscal year ended December 31, 1992 filed pursuant to the Securities Exchange Act of 1934;

          (b) All other reports filed by the Registrant with the Commission since December 31, 1992 pursuant to Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

          (c) The description of the Registrant's Common Stock and attached Series A Junior Preferred Share Purchase Rights ("Rights") contained in the Registrant's Registration Statement on the Form 8-A filed with the Commission on July 28, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934; including any subsequent amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          The description of the securities offered pursuant to the Registrant's 1994 Employee Stock Purchase Plan (as adopted effective January 1, 1994) are hereby incorporated by reference to Registrant's Form 8-A dated July 28, 1993.

Item 5.   Legal Matters; Interests of Named Experts and Counsel.

          The validity of the 750,000 shares of the Registrant's Common Stock (the "Common Stock"), and associated Rights offered hereby will be passed upon for the Registrant by Steven A. McArthur, Senior Vice President and General Counsel of the Registrant. Mr. McArthur is the beneficial owner of shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware the ("DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Article EIGHTH of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's By-Laws provides for indemnification of directors and officers of the Registrant to the extent permitted by the DGCL. Article V of the Registrant's By-Laws further provides that the Registrant may enter into contracts providing indemnification to the full extent authorized or permitted by the DGCL and that the Registrant may create a trust fund, grant a security interest and/or use other means to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article EIGHTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the full extent permitted by the DGCL.

          The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article EIGHTH of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's By-laws.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

Exhibit
Number    Exhibit

4.1 Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Registrant's Registration
          Statement on Form S-1, File No. 33-7770)

4.2 Shareholder Rights Agreement between the Registrant and Manufacturers Hanover Trust Company of California, dated December 1, 1988 (incorporated by reference to Exhibit 1 to Registrant's Form 8-K dated December 5, 1988, File No. 1-9874)

4.3 Amendment Number 1 to the Shareholder Rights Agreement, dated February 15, 1991 (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-K for the year ended December 31, 1992, File No. 1-9874 (the "Form 10-K"))

4.4 Registration Rights Agreement among the Registrant, Lehman Brothers Inc. and Alex Brown & Sons Incorporated dated June 24, 1993 (incorporated by reference to the Registrant's Form 8-K dated June 24, 1993, File No. 1-
          9874)

4.5       The Registrant's Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.1 of Registrant's
          Form 10-K)

4.6       Certificate of Amendment of Registrant's Restated
          Certificate of Incorporation, dated June 23, 1993
          (incorporated by reference to Registrant's Form 8-A dated July 28, 1993, File No. 1-9874 (the "Form 8-A"))

4.7 The Registrant's Certificate of Designation with respect to Registrant's Series C Redeemable Convertible
          Exchangeable Preferred Stock, dated November 20, 1991
          (incorporated by reference to Exhibit 3.1 of Registrant's
          Form 10-K)

4.8       The Registrant's By-Laws (incorporated by reference to
          Exhibit 6 of Registrant's Form 8-A)

4.9       The Registrant's 1994 Employee Stock Purchase Plan

5         Opinion of Steven A. McArthur, General Counsel of the
          Registrant

23.1      Consent of Deloitte & Touche

23.2      Consent of Counsel (included in Exhibit 5)

Exhibit
Number    Exhibits

24.1      Powers of Attorney

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales
     are being made, a   post-effective amendment to this
     Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
          Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(S-8-ESP.94)

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 4, 1994.

                         CALIFORNIA ENERGY COMPANY, INC.



                         By:   /s/ David L. Sokol
                              David L. Sokol
                              President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Name                Title                    Date

/s/David L. Sokol        President, Chief         February 4, 1994
David L. Sokol           Executive Officer
                         and Director


/s/John G. Sylvia        Vice President           February 4, 1994
John G. Sylvia           Chief Financial
                         Officer, Chief
                         Accounting Officer
                         and Treasurer

Edgar D. Aronson*        Director                 February 4, 1994
Edgar D. Aronson


Judith E. Ayres*         Director                 February 4, 1994
Judith E. Ayres


Harvey F. Brush*         Director                 February 4, 1994
Harvey F. Brush



James Q. Crowe*          Director                 February 4, 1994
James Q. Crowe

     Name                Title                    Date

Richard K. Davidson      Director                 February 4, 1994
Richard K. Davidson


Richard R. Jaros*        Chairman of the          February 4, 1994
Richard R. Jaros         Board of Directors


Benjamin M. Holt*        Director                 February 4, 1994
Benjamin M. Holt


Everett B. Laybourne*    Director                 February 4, 1994
Everett B. Laybourne


Daniel J. Murphy         Director                 February 4, 1994
Daniel J. Murphy


Herbert L. Oakes, Jr.*   Director                 February 4, 1994
Herbert L. Oakes, Jr.


Walter Scott, Jr.*       Director                 February 4, 1994
Walter Scott, Jr.


Barton W. Shackelford*   Director                 February 4, 1994
Barton W. Shackelford


David E. Wit*       Director                      February 4, 1994
David E. Wit







*By:     /s/Steven A. McArthur
     Steven A. McArthur
     Attorney-in-Fact

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